SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934 (AMENDMENT NO.    )

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☒ Preliminary Proxy Statement	☐ CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))

☐     Definitive Proxy Statement

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☐     Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

AMERICAN TOWER CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April     , 2003

Dear Stockholder:

It is a pleasure to invite you to our 2003 Annual Meeting in Boston, Massachusetts on Thursday, May 22, 2003 at 11:00 a.m., local time, at the offices of Palmer & Dodge LLP, 20th Floor, 111 Huntington Avenue, Boston, Massachusetts 02199. We have included the official notice of meeting, proxy statement and form of proxy with this letter. The proxy statement describes in detail the matters listed in the notice of meeting.

The vote of every stockholder is important. Therefore, I urge you to sign and date the enclosed proxy card and promptly return it in the enclosed envelope so that your shares will be represented at the meeting. Alternatively, you may also vote your shares over the Internet. Please refer to the enclosed proxy card for detailed instructions. You may withdraw your proxy and vote in person at the meeting if you wish to do so.

Your Board of Directors and management look forward to greeting those of you who are able to attend.

Sincerely,

Steven B. Dodge

Chairman of the Board and

Chief Executive Officer

AMERICAN TOWER CORPORATION

116 Huntington Avenue Boston,

Massachusetts 02116

NOTICE OF 2003 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 22, 2003

To the Stockholders:

The 2003 Annual Meeting of Stockholders of American Tower Corporation, a Delaware corporation, will be held at the offices of Palmer & Dodge LLP, 20th Floor, 111 Huntington Avenue, Boston, Massachusetts 02199 on Thursday, May 22, 2003 at 11:00 a.m., local time, to consider and act upon the following matters:

1.	To elect six directors, including two Class A directors to be elected by the holders of Class A Common Stock voting separately as a class, for the ensuing year or until their successors are elected and qualified;

2.	To approve an offer to exchange eligible options outstanding under the Company’s Amended and Restated 1997 Stock Option Plan for a fewer number of new options to be granted at least six months and one day from the cancellation of the tendered options;

3.	To ratify the selection of Deloitte & Touche LLP as our independent auditors for 2003; and

4.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

Stockholders of record at the close of business on March 28, 2003 are entitled to notice of, and to vote at, the Annual Meeting. Our stock transfer books will remain open for the transfer of our Common Stock. For a period of ten days prior to the Annual Meeting, a complete list of the stockholders entitled to vote at the Annual Meeting will be available at our principal executive offices for inspection by any stockholder of record for any purpose germane to the Annual Meeting.

By order of the Board of Directors,

William H. Hess

Secretary

Boston, Massachusetts

April     , 2003

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL THE PROXY CARD IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE ANNUAL MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED WITHIN THE UNITED STATES. ALTERNATIVELY, PLEASE VOTE OVER THE INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD.

AMERICAN TOWER CORPORATION

116 Huntington Avenue

Boston, Massachusetts 02116

PROXY STATEMENT

FOR THE 2003 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 22, 2003

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of American Tower Corporation, a Delaware corporation, for use at the 2003 Annual Meeting of Stockholders to be held on May 22, 2003, or at any adjournment or postponement thereof.

We are mailing our Annual Report to Stockholders for the fiscal year ended December 31, 2002 to stockholders with the mailing of this Proxy Statement on or about April 21, 2003. Our Annual Report to Stockholders includes a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2002 as filed with the Securities and Exchange Commission (“SEC”), except for exhibits.

Record Date, Voting Rights and Outstanding Shares

The Board of Directors has fixed March 28, 2003 as the record date for determining holders of our Common Stock who are entitled to vote at the Annual Meeting.

We have three classes of Common Stock issued and outstanding: Class A Common Stock, $.0l par value per share, Class B Common Stock, $.01 par value per share, and Class C Common Stock, $.0l par value per share. We refer to our Class A Common Stock, our Class B Common Stock and our Class C Common Stock collectively as our Common Stock.

With respect to the matters submitted for vote at the Annual Meeting, each share of Class A Common Stock is entitled to one vote, and each share of Class B Common Stock is entitled to ten votes. Our Class C Common Stock is not entitled to vote on the matters submitted for vote at the Annual Meeting.

Except with respect to the election of two of the directors, our Class A Common Stock and Class B Common Stock will vote as a single class in regards to the matters submitted at the Annual Meeting. With respect to the election of directors, the holders of Class A Common Stock are entitled by class vote, exclusive of all other stockholders, to elect two Class A directors, whom we refer to as the Class A Directors. On March 28, 2003, there were outstanding and entitled to vote 186,527,267 shares of Class A Common Stock and 7,916,070 shares of Class B Common Stock.

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the votes represented by the Class A Common Stock and the Class B Common Stock issued and outstanding on March 28, 2003, will constitute a quorum for the transaction of business. For the separate vote of the Class A Common Stock, a quorum will be the presence in person or by proxy of the holders of a majority of the votes represented by the Class A Common Stock. We will count votes withheld, abstentions and broker non-votes for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting.

Stockholders who do not attend the Annual Meeting in person may submit proxies by mail or over the Internet. Proxies in the enclosed form and proxies properly submitted over the Internet, if received in time for voting and not revoked, will be voted at the Annual Meeting in accordance with the instructions contained therein. If no instructions are indicated, the shares represented by the proxy will be voted:

•	FOR the election of the Director nominees named herein;

•	FOR the approval of an offer to exchange eligible options outstanding under the Company’s Amended and Restated 1997 Stock Option Plan for a fewer number of new options to be granted at least six months and one day from the cancellation of the tendered options;

•	FOR the ratification of the selection of Deloitte & Touche LLP as our independent auditors for fiscal year 2003; and

•	In accordance with the judgment of the proxy holders as to any other matter that may be properly brought before the Annual Meeting, or adjournments thereof.

We will not count shares which abstain from voting on a particular matter, and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote the shares as to a particular matter (“broker non-votes”), as votes in favor of such matter. We will also not count them as votes cast or shares voting on such matter. Accordingly, abstentions and broker non-votes will have no effect on the outcome of voting on the matters to be voted on at the Annual Meeting that require the affirmative vote of a certain percentage or a plurality of the votes cast on a matter.

Voting of Proxies

You may vote by any one of the following means:

•	by mail;

•	over the Internet; or

•	in person, at the Annual Meeting.

To vote by mail, sign, date and complete the enclosed proxy card and return it in the enclosed self-addressed envelope. No postage is necessary if the proxy card is mailed in the United States. Instructions for voting over the Internet can be found on your proxy card. If you hold your shares through a bank, broker or other nominee, it will give you separate instructions for voting your shares.

Revocability of Proxies

Any stockholder giving a proxy has the power to revoke it at any time before it is exercised. You may revoke the proxy by filing an instrument of revocation or a duly executed proxy bearing a later date with our Secretary, at our principal executive offices, 116 Huntington Avenue, Boston, Massachusetts 02116. You may revoke a proxy submitted over the Internet and submit a new proxy in its place in accordance with the instructions set forth on the Internet voting website. You may also revoke a proxy by attending the Annual Meeting and voting in person. If not revoked, we will vote the proxy at the Annual Meeting in accordance with your instructions indicated on the proxy card or, if submitted over the Internet, as indicated on the submission.

Solicitation

We will bear all costs of solicitation of proxies. In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telecopy and personal interviews. We will request brokers, banks, custodians and other fiduciaries to forward proxy soliciting material to the beneficial owners of stock they hold of record. We will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of the proxy materials. We have retained Georgeson Shareholder, a proxy solicitation firm, to assist us in soliciting proxies. We will pay Georgeson approximately $15,000 for these services, plus reasonable out-of-pocket expenses.

Security Ownership of Certain Beneficial Owners and Management

The following sets forth certain information known to us as of March 12, 2003, with respect to the shares of Common Stock that are beneficially owned as of such date by:

•	each director;

•	the Chief Executive Officer and the four other most highly compensated executive officers who were serving as executive officers on December 31, 2002, whom we refer to collectively as the Named Executive Officers;

•	all directors and executive officers as a group; and

•	each person known by us to beneficially own more than 5% of our outstanding Common Stock.

We determined the number of shares of Common Stock beneficially owned by each person under rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and also any shares which the individual or entity had the right to acquire within sixty days of March 12, 2003 through the exercise of an option, conversion feature or similar right. We refer to these options as Presently Exercisable Options. All percentages are based on the shares of Common Stock outstanding as of March 12, 2003. Except as noted below, each holder has sole voting and investment power with respect to all shares of Common Stock listed as owned by that holder.

Name and Address of Beneficial Owner	Number of Shares	Percent of Class A	Percent of Class B	Percent of Common Stock	Percent of Total Voting Power
Directors and Named Executive Officers
Steven B. Dodge (1)	10,291,403	1.12%	79.11%	5.15%	28.89%
Alan L. Box (2)	994,642	*	—	*	*
Arnold L. Chavkin (3)	6,070,031	2.04%	—	3.09%	1.43%
Raymond P. Dolan (4)	25,000	*	—	*	*
J. Michael Gearon, Jr. (5)	2,673,239	1.43%	—	1.36%	1.01%
Fred R. Lummis (6)	1,221,748	*	—	*	*
Steven J. Moskowitz (7)	372,000	*	—	*	*
Pamela D.A. Reeve (8)	25,000	*	—	*	*
Bradley E. Singer (9)	175,000	*	—	*	*
James D. Taiclet, Jr. (10)	133,000	*	—	*	*
Mary Agnes Wilderotter (11)	82,500	*	—	*	*
All executive officers and directors as a group (13 persons) (12)	22,254,967	6.21%	79.11%	10.99%	31.93%
Five Percent Stockholders
FMR Corp. (13)	28,120,651	15.10%	—	14.32%	10.60%
Wellington Management Company, LLP(14)	10,327,325	5.55%	—	5.26%	3.89%
Thomas H. Stoner (15)	1,050,348	*	11.81%	*	3.56%

*	Less than 1%.

(1)

Includes 1,081,935 shares of Class A Common Stock and 924,864 shares of Class B Common Stock owned by Mr. Dodge, an aggregate of 54,822 shares of Class A Common Stock and 33,915 shares of Class B Common Stock owned by three trusts for the benefit of Mr. Dodge’s children, 4,790,000 shares of Class B Common Stock owned by a limited liability company, of which Mr. Dodge is the sole member, 5,000 shares of Class A Common Stock owned by Mr. Dodge’s wife and 5,000 shares of Class B Common Stock owned by a charitable foundation of which Mr. and Mrs. Dodge are trustees. Mr. Dodge’s wife and a third party serve as co-trustees for the three trusts. Mr. Dodge disclaims beneficial ownership of all shares owned by such trusts, the charitable foundation and his wife. Includes Presently Exercisable Options to purchase an aggregate of 2,435,867 shares of Class B Common Stock and 960,000 shares of Class A Common Stock. Mr. Dodge’s address is 116 Huntington Avenue, Boston, Massachusetts 02116.

(2)	Includes 357,429 shares of Class A Common Stock owned by Mr. Box, 14,935 shares of Class A Common Stock owned by Mr. Box’s minor child and Presently Exercisable Options to purchase an aggregate of 622,278 shares of Class A Common Stock.

(3)	Mr. Chavkin is an Executive Partner of J.P. Morgan Partners, LLC (“JPMP”), which is the management company for the private equity division of J.P. Morgan Chase & Co. He is also an Executive Vice President of JPMP Capital Corp., the sole general partner of the general partner of J.P. Morgan Partners (BHCA), L.P. (“BHCA”) and the sole managing member of J.P. Morgan Partners (23A SBIC), LLC (“JPSBIC”). Includes 121,719 shares of Class A Common Stock and 2,267,813 shares of Class C Common Stock owned by BHCA and 3,584,960 shares of Class A Common Stock owned by JPSBIC. Mr. Chavkin disclaims beneficial ownership of those shares. Includes Presently Exercisable Options to purchase an aggregate of 95,539 shares of Class A Common Stock. The address of JPMP, BHCA and JPSBIC is 1221 Avenue of The Americas, New York, New York 10020.

(4)	Includes Presently Exercisable Options to purchase an aggregate of 25,000 shares of Class A Common Stock.

(5)	Includes 727,443 shares of Class A Common Stock owned by Mr. Gearon and an aggregate of 1,471,345 shares of Class A Common Stock owned by limited partnerships that Mr. Gearon controls. Does not include 520,799 shares of Class A Common Stock held by a trust for the benefit of Mr. Gearon’s children, of which J. Michael Gearon, Sr. is the trustee. Mr. Gearon disclaims beneficial ownership in all shares owned by such trust. Includes Presently Exercisable Options to purchase an aggregate of 474,451 shares of Class A Common Stock.

(6)	Includes 69,105 shares of Class A Common Stock owned by Mr. Lummis, an aggregate of 256,252 shares of Class A Common Stock owned by trusts of which he is trustee, and 324,349 shares of Class A Common Stock owned by Summit Capital, Inc., an affiliate of Mr. Lummis by reason of Mr. Lummis’ 50% ownership of its common stock. Mr. Lummis disclaims beneficial ownership of all shares owned by the trusts and Summit Capital, Inc., except to the extent of his pecuniary interest therein. Includes Presently Exercisable Options to purchase an aggregate of 572,042 shares of Class A Common Stock.

(7)	Includes 3,000 shares of Class A Common Stock owned by Mr. Moskowitz and Presently Exercisable Options to purchase an aggregate of 369,000 shares of Class A Common Stock.

(8)	Includes Presently Exercisable Options to purchase 25,000 shares of Class A Common Stock.

(9)	Includes 5,000 shares of Class A Common Stock owned by Mr. Singer and Presently Exercisable Options to purchase an aggregate of 170,000 shares of Class A Common Stock.

(10)	Includes 8,000 shares of Class A Common Stock owned by Mr. Taiclet and Presently Exercisable Options to purchase an aggregate of 125,000 shares of Class A Common Stock.

(11)	Includes 7,500 shares of Class A Common Stock held indirectly by a family trust and Presently Exercisable Options to purchase an aggregate of 75,000 shares of Class A Common Stock.

(12)	Includes Presently Exercisable Options to purchase an aggregate of 3,690,560 shares of Class A Common Stock and Presently Exercisable Options to purchase an aggregate of 2,435,867 shares of Class B Common Stock.

(13)

Based on FMR Corp.’s (“FMR”) Schedule 13G filed on February 13, 2003, FMR has sole voting power over 2,078,348 shares of Class A Common Stock, and FMR, Edward C. Johnson 3d and Abigail P. Johnson have dispositive power over 28,120,651 shares of Class A Common Stock. FMR’s Schedule 13G indicates that certain subsidiaries and affiliates of FMR are considered beneficial owners of such shares, as follows: Fidelity Management & Research Company, a wholly owned subsidiary of FMR, is the beneficial owner of

26,000,328 shares of Class A Common Stock (includes 282,787 shares of Class A Common Stock which may be acquired through 6.25% convertible notes and 2,352,135 shares of Class A Common Stock which may be acquired through 2.25% convertible notes); Fidelity Management Trust Company, a wholly owned subsidiary of FMR, is the beneficial owner of 2,026,477 shares of Class A Common Stock (includes 95,492 shares of Class A Common Stock which may be acquired through 6.25% convertible notes and 61,117 shares of Class A Common Stock which may be acquired through 2.25% convertible notes); and Fidelity International Limited (“FIL”), which provides management services for certain investors, is the beneficial owner of 93,846 shares of Class A Common Stock (includes 7,346 shares of Class A Common Stock which may be acquired through 2.25% notes). FMR and FIL filed such Schedule 13G as if they own such shares on a joint basis. The address of FMR is 82 Devonshire Street, Boston, Massachusetts 02109.

(14)	Based on Wellington Management Company, LLP’s (“WMC”) Schedule 13G filed on February 12, 2003, WMC has shared voting power over 8,261,225 shares of Class A Common Stock, and sole dispositive power over 10,327,325 shares of Class A Common Stock. The address of WMC is 75 State Street, Boston, Massachusetts 02109.

(15)	Mr. Stoner resigned as a director effective May 16, 2002. Includes 31,311 shares of Class B Common Stock owned by his wife, an aggregate of 828,559 shares of Class B Common Stock owned by trusts of which he and/or certain other persons are trustees and 74,939 shares of Class B Common Stock and 10,000 shares of Class A Common Stock owned by a charitable foundation of which Mr. Stoner serves as an officer. Mr. Stoner disclaims beneficial ownership of the shares owned by the charitable foundation. Includes Presently Exercisable Options to purchase an aggregate of 105,539 shares of Class A Common Stock. Mr. Stoner’s address is 410 Severn Avenue, #309, Annapolis, MD 21403.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors currently consists of eight directors. Mr. Box and Mr. Gearon have indicated that they will be retiring from the Board of Directors at the expiration of their current terms. The Board of Directors has voted to decrease its size to six directors effective upon the election of directors at this year’s Annual Meeting, and has nominated for election as directors at the Annual Meeting the six directors listed below. Persons elected at the meeting will hold office until the 2004 Annual Meeting or until their successors are elected and qualified, subject to earlier retirement, resignation or removal. If any of the nominees become unavailable to serve, we will vote the shares represented by proxies for the election of such other person as the Board of Directors may recommend. Unless otherwise instructed, we will vote all proxies we receive FOR the nominees listed below.

Required Vote

Except for the election of the Class A Directors, the election of directors requires a plurality of the votes properly cast by or on behalf of the holders of Class A Common Stock and Class B Common Stock at the Annual Meeting, voting as a single class. The election of the Class A Directors requires votes properly cast by or on behalf of the holders of a plurality of Class A Common Stock at the Annual Meeting, voting as a separate class.

Mr. Lummis and Ms. Wilderotter have been nominated as the Class A Directors.

The Board of Directors recommends that you vote FOR the election of each of the nominees listed below to serve as our directors until the next annual meeting or until their successors are elected and qualified.

Set forth below are the name and age of each director, his or her principal occupation and business experience during the past five years and the names of other publicly traded companies of which he or she serves as a director as of January 31, 2003.

Nominee	Principal Occupations and Business Experience During the Past Five Years
Steven B. Dodge Age 57

Mr. Dodge has served as our Chairman and Chief Executive Officer since we were incorporated. He also served as President until September 2001. Mr. Dodge was the Chairman of the Board of Directors, President and Chief Executive Officer of American Radio from its founding in November 1993 until June 1998. In 1988, Mr. Dodge founded Atlantic Radio, one of the predecessor entities of American Radio. Mr. Dodge currently serves as a director of Nextel Partners, Inc. and Sothebys Holdings, Inc.

Arnold L. Chavkin Age 51

Mr. Chavkin has been a director and a member of the Compensation Committee since November 1997 and a member of the Nominating and Corporate Governance Committee since August 2002. Mr. Chavkin also served previously as a member of the Audit Committee. Mr. Chavkin is an Executive Partner of JP Morgan Partners, the investment adviser to BHCA and JPSBIC, stockholders of ours. He is also an Executive Vice President of JPMP Capital Corp., a subsidiary of JPMC, which is the general partner of the general partner of BHCA. In addition, Mr. Chavkin has been the President of Chemical Investments, Inc. since 1991. Mr. Chavkin serves as a director of Better Minerals & Aggregates Co., Carolina Broadband, Crown Media Holdings, Inc., Encore Acquisition Partners, and Triton PCS Holdings Inc.

Nominee	Principal Occupations and Business Experience During the Past Five Years
Raymond P. Dolan Age 45

Mr. Dolan was elected as a director in February 2003 and is a member of the Compensation Committee. Mr. Dolan has been Chairman and Chief Executive Officer of Flarion Technologies, Inc. since May 2000. From 1996 until May 2000, Mr. Dolan was Chief Operating Officer of NextWave Telecom. Prior to joining NextWave, he was Executive Vice President of Marketing for Bell Atlantic/NYNEX Mobile.

Fred R. Lummis Age 49

Mr. Lummis has been a director and member of the Audit Committee since our merger with American Tower Corporation (“Old ATC”), an unaffiliated company, in June 1998. Mr. Lummis was the Chairman, Chief Executive Officer and President of Old ATC from September 1994 through June 1998. From June 1998 until early 2000, Mr. Lummis served as the Chairman, President and Chief Executive Officer of Advantage Outdoor Company, L.P. Mr. Lummis has been the Managing Director of the CapStreet Group, LLC since May 2000 and the President of Summit Capital, Inc., a private investment firm, since June 1990. He serves as a director of Southwest Bancorporation of Texas.

Pamela D.A. Reeve Age 53

Ms. Reeve has been a director since March 2002. Ms. Reeve has been a member of the Audit Committee and the Nominating and Corporate Governance Committee since August 2002. Ms. Reeve previously also served as a member of our Compensation Committee. Ms. Reeve is the President and Chief Executive Officer and a director of Lightbridge, Inc., a global provider of mobile business solutions, offering products and services for the wireless telecommunications industry. Prior to joining Lightbridge in 1989, Ms. Reeve spent eleven years as a consultant and in a series of executive positions at the Boston Consulting Group, Inc. Ms. Reeve serves as a director of NMS Communications Corp.

Mary Agnes Wilderotter Age 48

Ms. Wilderotter has been a director since August 1998. Ms. Wilderotter has been a member of the Nominating and Corporate Governance Committee since August 2002, a member of the Audit Committee since March 2001, and a member of the Compensation Committee since November 1998. Ms. Wilderotter is Senior Vice President of Business Strategy at Microsoft Corporation. Before joining Microsoft in November 2002, Ms. Wilderotter served as the President and Chief Executive Officer and a director of Wink Communications, Inc., a provider of television-based interactive electronic-commerce services. Prior to joining Wink in 1997, Ms. Wilderotter was the Executive Vice President of National Operations for AT&T Wireless Services, Inc., and Chief Executive Officer of AT&T’s Aviation Communications Division. Ms. Wilderotter has also served as Senior Vice President of McCaw Cellular Communications, Inc. and Regional President of its California, Arizona, New Mexico, Nevada and Hawaii Region. Ms. Wilderotter serves as a director of Airborne Express, Inc., Anixter International Inc. and The McClatchy Corporation.

CORPORATE GOVERNANCE

General

We have long believed that good corporate governance is important to ensure that American Tower is managed for the long-term benefit of its stockholders. During the past year, we have been reviewing our corporate governance policies and practices and comparing them to those suggested by various authorities in corporate governance and the practices of other public companies. We have also been reviewing the provisions of the Sarbanes-Oxley Act of 2002, the new and proposed rules of the SEC and the proposed new listing standards of the New York Stock Exchange (“NYSE”).

Based on our review, we have taken steps to implement voluntarily many of the proposed new rules and listing standards. In particular, we have:

•	adopted Corporate Governance Guidelines;

•	created a Nominating and Corporate Governance Committee and adopted its charter;

•	adopted new charters for our Audit Committee and Compensation Committee and reconstituted the committee members; and

•	adopted a Code of Conduct, which applies to all executive officers, directors and employees.

Board of Directors Meetings and Committees

The Board of Directors has responsibility for establishing broad corporate policies and reviewing our overall performance rather than day-to-day operations. The Board’s primary responsibility is to oversee the management of the Company and, in so doing, serve the best interests of the Company and its stockholders. Management keeps the directors informed of company activity through regular written reports and presentations at Board and committee meetings.

During the fiscal year ended December 31, 2002, our Board held four regular meetings. Each of the current directors who was then in office attended at least 75% of the aggregate number of meetings of our Board and all of its committees on which that director served, except for Mr. Chavkin, who attended 50% of these meetings. The Board currently has the following committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Each Committee has a charter that has been approved by the Board. All members of all committees are non-employee directors.

Compensation Committee.    Our Compensation Committee currently consists of Ms. Wilderotter (Chairperson), Mr. Chavkin and Mr. Dolan, who became a member in February 2003. Ms. Reeve served on this committee from May 2002 through February 2003. During the fiscal year ended December 31, 2002, the Compensation Committee held two meetings. The primary responsibilities of the Compensation Committee are to assist the Board in establishing compensation policies for the Board and the Company’s executive officers, including approval of any employment agreements or arrangements with executive officers. This committee also is responsible for administering the Company’s stock options plan and approving any proposed amendments or modifications to our Amended and Restated 1997 Stock Option Plan (the “Stock Option Plan”).

Audit Committee.    Since August 2002, our Audit Committee has consisted of Mr. Lummis (Chairperson), Ms. Wilderotter and Ms. Reeve. Mr. Chavkin served on this committee from February 2001 through April 2002 (and had also earlier been a member of this committee) and Mr. Box served from May 2002 until August 2002. During the fiscal year ended December 31, 2002, the Audit Committee held thirteen meetings. Our Audit Committee assists the Board in fulfilling its responsibility to oversee management’s conduct of our financial reporting processes. This includes the selection and evaluation of our independent auditors, the oversight of our systems of internal accounting and financial controls, the review of the annual independent audit of our financial statements, the review of the Company’s Code of Conduct, the establishment of “whistle-blowing” procedures, and the oversight of other compliance matters.

The SEC has promulgated, and the NYSE has proposed, new audit committee rules in response to the passage by the United States Congress in July 2002 of the Sarbanes-Oxley Act. In response to these recent developments, the Board adopted a revised charter for the Audit Committee in February 2003, which is attached as Appendix I. The members of the Audit Committee are independent as defined by the current rules of the NYSE and the SEC.

Nominating and Corporate Governance Committee.    Our Nominating and Corporate Governance Committee currently consists of Ms. Reeve (Chairperson), Ms. Wilderotter and Mr. Chavkin. This committee was formed in August 2002 and held its first meeting in February 2003. This committee assists the Board by establishing performance criteria for the annual evaluation of the Board and its committees and identifying and recommending qualified individuals to serve on the Board and its committees. In addition, this committee assists the Board in developing and recommending Corporate Governance Guidelines (including the appropriate size, composition and responsibilities of the Board and its committees), and generally advises the Board with respect to committee charters, composition and operations. The Nominating and Corporate Governance Committee will consider for nomination to the Board candidates recommended by the stockholders, provided that such recommendations are delivered to us no later than the deadline for submission of stockholder proposals. See “Additional Information—Proposals of Stockholders.”

Audit Committee Report

The Audit Committee of the Company’s Board of Directors is composed of three members and acts under a written charter as amended and restated in February 2003, a copy of which is attached to this Proxy Statement as Appendix I. The members of the Audit Committee are independent directors, as required by the charter, and as defined by the rules of the NYSE and the SEC. The Audit Committee held thirteen meetings during the fiscal year ended December 31, 2002.

The Audit Committee reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2002 and discussed these financial statements with the Company’s management. Management is responsible for the Company’s financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent auditors, Deloitte & Touche LLP, are responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and for issuing a report on the financial statements. The Audit Committee’s responsibility is to monitor and review these processes. The Audit Committee also reviewed and discussed with Deloitte & Touche LLP the audited financial statements and the matters required by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees).

The Company’s independent auditors also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that in the auditor’s professional opinion may reasonably be thought to bear on independence, to confirm their independence and to engage in a discussion of independence. The Audit Committee also considered whether the independent auditors’ provision of other, non-audit related services to the Company is compatible with maintaining such auditors’ independence.

Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002.

By the Audit Committee of the Board of Directors of American Tower Corporation.

AUDIT COMMITTEE

Fred R. Lummis, Chairperson

Pamela D.A. Reeve

Mary Agnes Wilderotter

Independent Auditor Fees and Other Matters

The fees paid to our independent auditors for the year ended December 31, 2002 were as follows:

Audit Fees

Deloitte & Touche LLP billed us an aggregate of approximately $1.9 million in fees (including expenses of approximately $76,000) for professional services rendered in connection with the audit of our financial statements for the year ended December 31, 2002, reviews of the financial statements included in each of our Quarterly Reports on Form l0-Q during the fiscal year ended December 31, 2002, and certain statutory audits required related to our foreign subsidiaries.

Financial Information Systems Design and Implementation Fees

During the fiscal year ended December 31, 2002, Deloitte & Touche LLP did not perform or receive any fees for any professional services in connection with financial information systems design or implementation, the operation of our information system or the management of our local area network.

All Other Fees

Deloitte & Touche LLP billed us an aggregate of approximately $1.3 million in fees (including expenses of approximately $39,000) for all other services rendered to us and our affiliates for the fiscal year ended December 31, 2002. These other fees can be subcategorized as follows:

Attestation fees.    The aggregate of fees for attestation services rendered by Deloitte & Touche LLP for matters such as audits of employee benefit plans and agreed upon procedures were approximately $25,300.

Tax Fees.    The aggregate of fees for all tax services, such as consultation related to tax planning and compliance, rendered by Deloitte & Touche LLP in the 2002 fiscal year were approximately $1.3 million.

Certain Relationships and Related Transactions

JP Morgan Chase Bank (“Chase”) is a lender under our credit facilities and had a participation percentage ranging from 1.68% to 6.67% during 2002, 2001 and 2000. Chase is an affiliate of JPMP, BHCA and JPSBIC. BHCA and JPSBIC are stockholders of ours. Mr. Chavkin, one of our directors, is an Executive Partner of JPMP. The aggregate principal amount outstanding under those credit facilities was $1.5 billion as of December 31, 2002. Chase’s participation in our credit facilities at December 31, 2002 was 2.22%. Chase’s approximate share of interest and fees earned from us pursuant to our various credit arrangements during 2002 was approximately $0.9 million.

In October 2001, we consummated the sale of 8.7% of our Mexican subsidiary, ATC Mexico Holding Corp. (“ATC Mexico Holding”), to J. Michael Gearon, Jr., an executive officer and director, for $8.4 million. Mr. Gearon paid $1.7 million in cash and delivered a 7% secured note due 2010 in the principal amount of $6.7 million. The note, which accrues interest and is payable quarterly, is secured with recourse only to shares of our Class A Common Stock owned by Mr. Gearon and his interest in ATC Mexico Holding. The purchase price represented the fair market value of an 8.7% interest in ATC Mexico Holding on the date of the sale as determined by an independent appraiser. Mr. Gearon may require us to purchase his interest in ATC Mexico Holding for its then fair market value any time after the soonest to occur of July 1, 2004, a change in control (as defined in the stockholder agreement relating to Mr. Gearon’s investment) of us or ATC Mexico Holding, or Mr. Gearon’s death or disability. We have the right to purchase Mr. Gearon’s interest in ATC Mexico Holding for its then fair market value after the earliest to occur of July 1, 2005, Mr. Gearon’s death or disability or upon the occurrence of a Gearon Termination Event or a Forfeiture Event as described in the stockholder agreement. Interest income (paid quarterly) on the 7% secured note was approximately $470,000 for year ended

December 31, 2002. In January 2003, as a result of the occurrence of a change in control (as defined in the stockholder agreement), Mr. Gearon’s right to require us to purchase his interest in ATC Mexico Holding was accelerated and is currently exercisable.

William H. Hess, our Executive Vice President and General Counsel, received a $75,000 demand loan from us in March 2001, all of which was outstanding as of December 31, 2002. Interest on the loan does not accrue until demand, at which time such accrued interest is at the prime rate.

David J. Porte, our former Executive Vice President—Technology and Strategy, received a $144,000 demand loan from us in October 2001. The loan bore interest after issue at the applicable federal rate determined by the Internal Revenue Service related to imputed interest. The loan was repaid in full during the year ended December 31, 2002. Mr. Porte’s employment with us ended effective as of December 2002.

Bradley E. Singer, our Chief Financial Officer and Treasurer, received a $180,000 demand loan from us in 2001, $90,000 of which was outstanding as of December 31, 2002. The loan bears interest one year after issue at the applicable federal rate determined by the Internal Revenue Service related to imputed interest.

During the past several years, we retained several wholly owned subsidiaries of Nordblom Co. Inc. to provide various real estate services to us in connection with our acquisition, financing, ownership and leasing of several properties. Two brothers and the father of our Chief Executive Officer’s (Mr. Dodge) wife own a controlling interest of Nordblom Co. Inc. and Nordic Properties, an affiliate of Nordblom. Mr. Dodge’s wife has no interest in Nordblom Co. Inc. or Nordic Properties, and Mr. Dodge was not involved in the negotiation of any of the arrangements. We paid the Nordblom companies, including Nordic Properties, an aggregate of $574,000 in 2002. We believe that all of the arrangements with the Nordblom companies are on terms and conditions that are customary in the industry and at least as favorable to us as we could obtain from an unrelated real estate management company.

In December 2002, in connection with a potential financing transaction between us and SPO Partners II, LP (“SPO”), we entered into a letter agreement with SPO, which at the time was a holder of more than 5% of our Class A Common Stock. The agreement provided for a $2.0 million break-up fee (plus expenses) payable to SPO in the event that we consummated an alternative financing transaction. As a result of our 12.25% senior subordinated discount notes and warrants offering in January 2003, we expect to pay this $2.0 million break-up fee and reimburse certain expenses to SPO in the second quarter of 2003.

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS

Director Compensation

In 2002, our standard compensatory arrangement with our non-employee directors was as follows: a $10,000 annual payment, paid on a quarterly basis, for serving on the board of directors and a $1,000 annual payment for serving on one or more committees or a $3,000 annual payment for serving as the chairperson of one or more committees. During the fiscal year ended December 31, 2002, we granted our non-employee directors options to purchase an aggregate of 115,000 shares of Class A Common Stock consisting of the following: in January 2002, we granted to each of Ms. Wilderotter and Messrs. Chavkin, Lummis and Box (who was also an employee until February 2002) an option to purchase 5,000 shares of Class A Common Stock; in February 2002, we granted to Mr. Box an option to purchase 20,000 shares of Class A Common Stock in connection with his employment; in March 2002, we granted to Ms. Reeve an option to purchase 25,000 shares of Class A Common Stock in connection with her election to the Board; and in December 2002, we granted to each of Ms. Wilderotter, Ms. Reeve, and Messrs. Chavkin, Lummis and Box an option to purchase 10,000 shares of Class A Common Stock.

The options granted to the non-employee directors prior to the December 2002 grants are immediately exercisable for 100% of the underlying shares. The options granted in December 2002 are exercisable in 25% cumulative annual increments beginning one year from the date of grant. All of the options granted expire at the end of ten years from the date of grant.

Executive Compensation

The following table provides certain information concerning compensation earned by each of the Named Executive Officers for the fiscal years ended December 31, 2002, 2001 and 2000:

Summary Compensation Table

	Annual Compensation				Long-term Compensation
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation	Securities Underlying Options		All Other Compensation(a)
Steven B. Dodge (b)	2002	$200,000	$100,000		300,000		$44,374
Chairman of the Board	2001	220,395	–	–	–		3,971
and Chief Executive Officer	2000	227,500	–	–	300,000	(c)	3,032

J. Michael Gearon, Jr. (d)	2002	200,000	100,000	–	100,000		3,662
Vice Chairman of American	2001	268,750	–	–	–		3,461
Tower Corporation and	2000	300,000	–	–	200,000		2,812
President of American
Tower International

Steven J. Moskowitz (e)	2002	300,000	125,000	–	450,000		11,782
Executive Vice President—	2001	282,292	–	–	10,000		11,915
Tower Division	2000	280,000	50,000	–	100,000		8,120

Bradley E. Singer (f)	2002	475,000	150,000	–	510,000		21,643
Chief Financial Officer and	2001	325,000	–	–	–		20,903
Treasurer	2000	68,960	–	–	300,000		2,044

James D. Taiclet, Jr. (g)	2002	500,000	150,000	–	300,000		137,542
President and Chief	2001	156,250	–	–	500,000		3,210
Operating Officer

(a)	Included in this category for 2002 are amounts paid with respect to the Named Executive Officers for: (A) matching contributions to our 401(k) plan of $2,100, $3,500, $3,220, $2,850, and $3,500, respectively; (B) group term life insurance payments of $774, $162, $162, $162, and $180, respectively; (C) automobile expenses of $8,400, $12,000, and $12,000 for Messrs. Moskowitz, Singer and Taiclet, respectively; (D) relocation expenses for Mr. Taiclet of $121,862; (E) original issue discount on an outstanding loan to Mr. Singer of $6,631; and (F) tax planning and preparation fees paid on behalf of Mr. Dodge of $41,500.
(b)	Mr. Dodge served as Chairman of the Board, President and Chief Executive Officer through September 3, 2001.
(c)	Mr. Dodge surrendered and forfeited for no consideration this option to purchase 300,000 shares of Class A Common Stock at an exercise price of $30.625 per share in 2001.
(d)	Mr. Gearon served as an Executive Vice President until December 2001.
(e)	Mr. Moskowitz served as our Executive Vice President—Marketing and Vice President and General Manager of Northeast Region in 2001.
(f)	Mr. Singer joined the Company in September 2000 as Executive Vice President—Strategy. He served as Executive Vice President—Finance and Vice President and General Manager of Southeast Region in 2001.
(g)	Mr. Taiclet joined the Company in September 2001 as President and Chief Operating Officer.

Options Granted in 2002

The following table sets forth certain information relating to options granted in 2002 pursuant to our Stock Option Plan to the individuals named in the Summary Compensation Table above.

Option Grants in Last Fiscal Year

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(c)
Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal 2002(a)	Exercise Price Per Share(b)	Expiration Date	5%	10%
Steven B. Dodge	300,000	3.40%	$3.04	12/9/12	$573,552	$1,453,493
J. Michael Gearon, Jr.	100,000	1.13	3.04	12/9/12	191,184	484,498
Steven J. Moskowitz	200,000	2.26	5.91	1/18/12	743,353	1,883,804
	50,000	0.57	3.15	6/14/12	99,051	251,014
	200,000	2.26	3.04	12/9/12	382,368	968,995
Bradley E. Singer	200,000	2.26	5.91	1/18/12	743,353	1,883,804
	60,000	0.68	3.15	6/14/12	118,861	301,217
	250,000	2.83	3.04	12/9/12	477,960	1,211,244
James D. Taiclet, Jr.(d)	175,000	1.98	1.07	10/4/12	117,761	298,428
	125,000	1.41	3.04	12/9/12	238,980	605,622

(a)	Based on options to purchase an aggregate of 8,835,624 shares granted to our employees and directors pursuant to our Stock Option Plan during the year ended December 31, 2002.
(b)	The exercise price per share of each option was equal to the closing price of our Class A Common Stock on the NYSE on the date of grant.
(c)	The potential realizable value is calculated based on the term of option at the time of grant. Stock price appreciation of 5% and 10% is assumed pursuant to rules promulgated by the Securities and Exchange Commission and does not represent our prediction of stock price performance. The potential realizable values at 5% and 10% appreciation are calculated by assuming that the exercise price on the date of grant appreciates at the indicated rate for the entire term of the option and that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price.
(d)	See “Employment and Severance Agreements.”

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth certain information regarding the unexercised options granted pursuant to our Stock Option Plan (or outstanding with respect to options granted under predecessor plans) to the individuals referred to in the Summary Compensation Table above. None of the Named Executive Officers exercised any options during 2002.

Aggregated Option Values in Last Fiscal Year

and Fiscal Year-End Option Values

	Number of Securities Underlying Unexercised Options at December 31, 2002		Value of Unexercised In-the-Money Options at December 31, 2002(a)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Steven B. Dodge	3,055,867	1,080,000	$195,790	$147,000
J. Michael Gearon, Jr.	427,561	306,890	–	49,000
Steven J. Moskowitz	288,500	581,500	–	117,000
Bradley E. Singer	120,000	690,000	–	145,300
James D. Taiclet, Jr.	125,000	675,000	–	491,750

(a)	Based on the closing price of the Class A Common Stock on the NYSE on December 31, 2002 of $3.53 per share.

Compensation Committee Interlocks and Insider Participation

Chase, an entity related to JPMP, BHCA and JPSBIC, affiliates of Mr. Chavkin, has been and is a lender under our credit facility. See “Certain Relationships and Related Transactions.”

Compensation Committee Report

The Compensation Committee of the Board provides overall guidance for the Company’s executive compensation policies and the administration of the Company’s Stock Option Plan. The current members of the Compensation Committee are Ms. Wilderotter (Chairperson) and Messrs. Chavkin and Dolan. From May 2002 through February 2003, Ms. Reeve also was a member of the Committee (Mr. Dolan replaced Ms. Reeve in February 2003). The Committee consists entirely of Directors who are not officers or employees of the Company. This report relates to the Company’s compensation policy for its executive officers, including the Named Executive Officers, for the year ended December 31, 2002.

The Company’s executive compensation policy is designed to: (1) attract and retain the highest quality executive officers, (2) reward those officers for superior performance, and (3) establish an appropriate relationship between executive pay and the creation of long-term shareholder value. To achieve these goals, the Company’s executive compensation policy supplements annual base compensation with an opportunity to earn bonuses based upon corporate performance and factors related to each individual’s performance. In addition, the policy combines cash compensation with long-term incentive compensation in the form of stock option grants under the Company’s Stock Option Plan.

Measurement of corporate performance is primarily based upon objective data concerning the Company’s financial performance in light of industry conditions and the Company’s performance compared to the performance of the Company’s competitors. The performance of individual executives is evaluated on the basis of both pre-determined performance goals for the Company and factors related to the contributions of each individual. The Committee also may consider other strategic achievements including improved operating efficiencies and customer and employee satisfaction. The Committee’s final determination as to any executive officer’s performance for the year is based upon a subjective analysis of the applicable performance measures without any particular weighting given to any one measure.

In establishing the total compensation package for each year and in considering appropriate performance measures, the Committee also reviews compensation practices for executives in comparable positions at a peer group of other companies in the tower and wireless telecommunications industries. This peer group may change from year to year depending on changes in the marketplace and the business focus of the Company, and generally will not correspond to the list of companies comprising the peer group used in the stock performance graph in this proxy statement. For 2002, the peer group used by the Committee consisted of the following companies, among others: Crown Castle International, Spectrasite Holdings, SBA Communications, Nextel Partners, Western Wireless, Triton PCS, and Lightbridge, Inc.

Based on the factors and policy described above, the Compensation Committee determined the total compensation, including option grants, for each of the Named Executive Officers for 2002 as detailed in the Summary Compensation Table. The Committee based its determination primarily on the Company’s financial performance relative to its competitors, the achievement of certain strategic goals established for 2002, and each individual’s contribution to the Company’s overall performance and the achievement of these goals. In addition, the Committee believed, based upon a review of compensation levels for executives in comparable positions at the peer group of companies, that the 2002 base salaries paid to all of the Named Executive Officers, including Mr. Dodge, were at or below the median for salaries paid by the peer group of companies due, in part, to certain of these executives (including Mr. Dodge) agreeing to reduce their salaries or to forego scheduled increases in their salaries. Accordingly, the Committee determined that it was appropriate to make the 2002 bonus awards included in the Summary Compensation Table under the heading “Bonus.”

The general policies and guidelines described above for the compensation of executive officers also apply to the compensation determination made with respect to Mr. Dodge as the Company’s Chairman and Chief Executive Officer. In addition, the Committee considers Mr. Dodge’s leadership, industry standing, and the Company’s overall performance as important factors upon which to base his total compensation. As noted above, Mr. Dodge voluntarily reduced his base salary in 2002, as he did in 2000 and 2001. The Committee believes that Mr. Dodge’s 2002 total compensation was significantly below market averages for both the Company’s peer group and for comparable public companies in light of his historic and anticipated contributions to the Company’s success.

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid in any year to a company’s chief executive officer and the four other most highly compensated officers. Certain compensation, including qualified performance based compensation, will not be subject to the deduction limitation if certain requirements are met. Although the Compensation Committee has not adopted any specific policy with respect to the application of Section 162(m), the Committee generally seeks to structure any long-term incentive compensation granted to the Company’s executive officers in a manner that is intended to avoid disallowance of deductions under Section 162(m).

COMPENSATION COMMITTEE

Mary Agnes Wilderotter, Chairperson

Arnold L. Chavkin

Pamela D.A. Reeve

Employment and Severance Arrangements

In August 2001, we entered into a letter agreement with Mr. Taiclet in connection with his joining the Company. Pursuant to that letter, we agreed to pay Mr. Taiclet an initial annual salary of $500,000 and an annual salary of $550,000 for 2002, with any subsequent salary increases to be determined by our Compensation Committee. In 2002, Mr. Taiclet voluntarily agreed to forego his scheduled salary increase for 2002. We also agreed to grant Mr. Taiclet 500,000 options upon joining us, 175,000 options in the fourth quarter of 2002, and 175,000 options in the fourth quarter of each of 2003 and 2004. All such grants were or will be at fair market value on the date of issuance, subject to incremental vesting over a four year period and otherwise made in accordance with the terms of our Stock Option Plan. Pursuant to the letter agreement, Mr. Taiclet’s options will fully vest if (1) there is a change of control (as defined in the letter), (2) if Steven B. Dodge, our current Chief Executive Officer, no longer holds that position (except as a result of death or disability) and Mr. Taiclet is not selected as his successor, or (3) if Mr. Taiclet is not selected to succeed Mr. Dodge as our Chief Executive Officer by September 3, 2004. The letter also provides Mr. Taiclet a severance of his then–current annual base salary and benefits package if (1) he is terminated other than for cause, (2) he leaves voluntarily after being asked to assume a position of lesser responsibility, or (3) he leaves due to any of the circumstances giving rise to the full vesting of his options, as described above.

PERFORMANCE GRAPH

The following graph compares the percentage change in the cumulative total return of our Class A Common Stock to the cumulative total return of the Russell Midcap Index (Broad Market index) and the group of companies selected as our peers in the communications site industry at the current time (Peer Group). The graph assumes that $100 was invested in the Class A Common Stock and in the index or peer group on June 5, 1998. The Peer Group includes Crown Castle International, Spectrasite Holdings, Pinnacle Holdings and SBA Communications. Pinnacle Holdings and SBA Communications became public companies in 1999.

The cumulative return shown in the graph assumes reinvestment of all dividends. The performance of our Class A Common Stock reflected below is not necessarily indicative of future performance.

COMPARISON OF CUMULATIVE TOTAL RETURN BETWEEN AMERICAN TOWER

CORPORATION, RUSSELL MIDCAP INDEX, AND PEER GROUP INDEX

	Cumulative Total Returns
	6/5/98	12/31/1998	12/31/1999	12/29/2000	12/31/2001	12/31/2002
American Tower Corporation	100	129	134	166	41	15
Russell Midcap Index	100	101	124	130	122	103
Peer Group	100	157	233	180	62	15

PROPOSAL 2

APPROVAL OF OPTION EXCHANGE PROGRAM

Introduction

In February 2003, the Compensation Committee of the Board of Directors unanimously adopted, subject to stockholder approval, an option exchange program on the terms described herein (the “Option Exchange Program”). Under the Option Exchange Program, eligible employees, excluding all of our executive officers and directors, holding stock options to purchase Class A Common Stock granted under our Amended and Restated 1997 Stock Option Plan (the “Stock Option Plan”) will be offered the opportunity to exchange certain “out-of-the-money” stock options for new options to purchase fewer shares of Class A Common Stock. We will grant these new options at least six months and one day later at an exercise price equal to the closing price of the Class A Common Stock on the NYSE at such time. A detailed description of the Option Exchange Plan is provided below under “Option Exchange Program.”

The Board of Directors believes that the Option Exchange Program is in the best interests of stockholders because it is intended to restore the important incentive and compensatory functions of the stock options outstanding under the Stock Option Plan. We regard these stock options as critical to retaining and motivating its employees who are key to our long-term success. The Option Exchange Program also includes the following features which the Board of Directors believes further benefit stockholders:

•	the total options outstanding will be reduced as a result of the 2-for-3 exchange ratio;

•	the offer will be limited to options that are significantly “out-of-the-money” (at least 25% above the then-current market value); and

•	there will be no charge to earnings as a result of the Option Exchange Program based on current accounting rules.

In addition, by conducting this Option Exchange Program rather than granting new options to supplement options that are out-of-the-money, we will avoid additional dilution to stockholders.

Reasons for Option Exchange Program

The Board of Directors believes that stock options are a critical part of employee compensation. By providing the opportunity to participate in the appreciation of the value of our Company, stock options encourage employees to act as owners, which helps align their interests with stockholders. However, the incentive value and compensatory function of most of our outstanding stock options has declined significantly, as stock prices for telecommunications companies, including the price of our shares, have declined sharply during the past two years. As a result, many of the outstanding options under the Stock Option Plan, all of which were granted with an exercise price equal to the market value of Class A Common Stock at the time of grant, are “out-of-the-money,” meaning they have exercise prices significantly higher than the current market price of our Class A Common Stock. The closing price of the Class A Common Stock on March 21, 2003 was $5.94 per share. Approximately 48% of all our outstanding eligible options as of December 31, 2002 (excluding options that are not eligible for the Option Exchange Program) are out-of-the-money based on that closing price. The weighted average exercise price per share for all eligible options outstanding as of December 31, 2002 was $11.38.

We believe this means that the majority of our stock options no longer are effective to motivate and retain employees. During 2002, we made significant progress in our operational initiatives to streamline operations, reduce costs and dispose of non-core businesses. One of these initiatives included reducing our workforce by 41% (including the effects of our dispositions) from approximately 3,200 to 1,900 employees. The Option Exchange Program is intended to offer a “fresh start” and motivate our remaining workforce. By offering to exchange out-of-the-money stock options for new options to purchase fewer shares, but having an exercise price equal to the market value of the stock on the new grant date, we will restore to our employees a stake in our continued progress.

There is no requirement under current laws, regulations or the terms of the Stock Option Plan to obtain stockholder approval for the Option Exchange Program. However, the NYSE recently approved, and submitted to the SEC for its approval, a proposed change to the NYSE listing standards requiring stockholder approval for certain equity compensation plan matters. Even though stockholder approval is not currently required, we are seeking stockholder approval of the Option Exchange Program. If the stockholders do not approve the Option Exchange Program, we will not proceed with it.

Information about Outstanding Options

As of December 31, 2002, we had options outstanding to purchase 22,114,976 shares of Class A and Class B Common Stock and approximately 5,662,849 shares available for grant under the Stock Option Plan (excluding future increases pursuant to the evergreen provision of the Stock Option Plan). The number of outstanding options includes: (1) options to purchase 1,700,000 shares of Class B Common Stock granted pursuant to our Stock Option Plan; and (2) options to purchase 977,880 shares of Class A Common Stock and 1,064,538 shares of Class B Common Stock that were assumed as part of various mergers and acquisitions, including our spin-off from American Radio, which are not part of our Stock Option Plan. These options are not eligible to participate in the Option Exchange Program.

Option Exchange Program

Eligible Participants.    The Option Exchange Program will be available to all of our full-time and part-time employees who currently hold options under our Stock Option Plan, excluding our executive officers (seven individuals) and directors. The number of eligible participants is approximately 1,670.

Eligible Options.    We will only offer to exchange options (whether or not vested) that have an exercise price that is at least 25% or greater than the closing price of the Class A Common Stock as reported on the NYSE on the last trading date immediately prior to the commencement of the offer to exchange. In addition, only options to purchase shares of Class A Common Stock granted under the Stock Option Plan will be eligible. Options granted under the Stock Option Plan to purchase shares of Class B Common Stock and any options that the Company assumed as a result of merger and acquisition transactions, including our spin-off from American Radio, that are outside the Stock Option Plan will not be eligible.

2-for-3 Exchange Ratio; Number of New Options.    For every Eligible Option to purchase three shares of Class A Common Stock that is tendered, we will grant a new option to purchase two shares of Class A Common Stock. For example, if options to purchase 3,000 shares are tendered, the participant will receive a replacement option to purchase 2,000 shares.

New Option Grant Date and Exercise Price of New Option Grant.    The new options will be granted pursuant to the Stock Option Plan and will have a grant date that will be at least six months and one day after the cancellation of the Eligible Options tendered in the Option Exchange Program. The exercise price of the new options will equal the closing price of the Class A Common Stock on the new grant date.

Vesting and Expiration of New Options.    The new options will retain the same vesting schedule and expiration date as the Eligible Options tendered. Options outstanding under our Stock Option Plan generally vest over five years in 20% annual increments or over four years in 25% annual increments. We cannot predict how many of the replacement options will be exercisable at the new grant date because we do not know when we will commence the Option Exchange Program. For information about the number of total options outstanding under the Stock Option Plan that are exercisable as of December 31, 2002, see “Information about Outstanding Options.”

Timing of Option Exchange Program; Process.    Following stockholder approval, we plan to commence the Option Exchange Program during 2003, but may commence the Option Exchange Program at any time. We may at our sole discretion elect not to commence the Option Exchange Program, notwithstanding stockholder approval. Once commenced, the offer to exchange options will remain open for at least 20 business days (unless we elect in our sole discretion to terminate the offer) and will otherwise comply with applicable securities laws. The offer will not be conditioned upon a minimum number of option holders participating in the offer.

At the expiration of the offer to exchange, we will cancel all tendered options and issue a promise to grant new options on the terms described herein. Options that Eligible Participants choose not to surrender for exchange or that we do not accept for exchange will remain outstanding until they expire by their terms.

Incentive Stock Options.    All new options that are issued upon tender of cancelled incentive stock options that are cancelled as part of the Option Exchange Program are intended to be issued as new incentive stock options. We will reserve the right to reject any options offered for exchange by Eligible Participants in order to protect the tax status of incentive stock options that are not tendered for exchange in the offer.

Accounting Treatment.    We have structured the Option Exchange Program to comply with current accounting guidelines so that we will receive the same accounting treatment for the new options as we do for our current options. In other words, we will not incur a compensation charge as a result of the Option Exchange Program based on current accounting rules. We are aware that accounting standards in this area may change prior to the commencement of the exchange offer or the issuance of the new options. Accordingly, we may not realize the intended accounting treatment or we may modify the program as necessary to ensure the same accounting treatment or terminate the offer if the desired accounting treatment cannot be obtained.

Effect on Other Stock Option Grants.    To secure the beneficial accounting treatment described above, if an Eligible Participant tenders any Eligible Options, then he or she must also tender for cancellation any options granted on or before the date that is six months prior to the commencement of the offer to exchange having a lower exercise price than the option with the highest exercise price tendered by that holder. Also we may not grant any new options to any participant in the Option Exchange Program until at least six months and one day after the cancellation date of the Eligible Options tendered in the Option Exchange Program.

Effect on Available Option Pool in Stock Option Plan.    Because of the exchange ratio, participation in the Option Exchange Program will have the effect of reducing the number of shares issuable pursuant to outstanding options. The shares underlying all tendered options that are cancelled as part of the Option Exchange Program will be restored to the number of authorized shares under the Stock Option Plan and may be the subject of future option grants.

U.S. Federal Income Tax Consequences of Option Exchange Program.    The exchange should be treated as a non-taxable exchange, and no income for U.S. federal income tax purposes should be recognized by the option holders or the Company upon the grant of the new options.

Potential Modification to Terms to Comply with Governmental Requirements.    The terms of the Option Exchange Program will be described in a Tender Offer Statement that will be filed with the SEC. Although we do not anticipate that the SEC would require us to modify the terms materially, it is possible that we will need to alter the terms of the Option Exchange Program to comply with SEC comments.

Benefits of the Option Exchange Program to Employees.    Because the decision whether to participate in the Option Exchange Program is completely voluntary, we are not able to predict who will participate, how many options any particular group of employees will elect to exchange, nor the number of replacement options that we may grant. As noted above, however, our executive officers and members of our Board of Directors are not eligible to participate in the Option Exchange Program.

Effect on Stockholders.    We are not able to predict the impact the Option Exchange Program will have on your rights as stockholders because we are unable to predict how many option holders will exchange their options or what the future threshold market price of the Class A Common Stock will be at the time of the new grant. The program was designed to be value neutral to stockholders based on a Black-Scholes valuation analysis and to avoid the dilution in ownership that normally results from supplemental grants of new options.

On March 21, 2003, the closing price of the Company’s Class A Common Stock on the NYSE was $5.94 per share. Below is a table listing information about the eligible options to purchase Class A Common Stock outstanding under our Stock Option Plan as of December 31, 2002:

Total Options to Purchase Class A Common Stock Held by Eligible Participants Outstanding under our Stock Option Plan as of December 31, 2002
Range of Exercise Price Per Share	Number of Shares of Class A Common Stock Underlying Outstanding Options	Weighted Average Exercise Price Per Share	Weighted Average Remaining Life (Years)	Options Exercisable	Percentage of Total Options Held by Eligible Participants
$0.75–$ 0.75	25,000	$0.75	9.81	—	.20%
1.25– 1.55	2,182,300	1.55	9.87	—	17.39
1.62– 3.04	52,300	2.20	9.73	—	.42
3.08– 3.15	2,032,600	3.15	9.43	—	16.19
3.66– 5.91	2,269,458	4.13	7.70	551,462	18.08
5.98– 8.09	185,925	6.16	8.86	79,350	1.48
9.99– 10.00	706,350	10.00	4.97	556,050	5.63
10.83– 21.13	2,057,044	17.00	6.42	1,375,350	16.39
21.20– 23.81	1,853,771	23.22	6.43	1,279,466	14.76
24.25– 48.88	1,188,024	31.49	7.68	620,662	9.46

$0.75–$48.88	12,552,772	$11.38	7.83	4,462,340	100%

Based on the information above and a hypothetical minimum exercise price of $5.94 per share for Eligible Options (assuming the closing price of the Class A Common Stock immediately prior to commencement of the Option Exchange Program is $4.752):

•	Options to purchase approximately 5,991,114 (having a weighted average exercise price of $20.64) shares would be eligible to participate in the Option Exchange Program.

•	If 100% of those Eligible Options participate, the number of shares of Class A Common Stock subject to outstanding options would decrease by 1,997,038 shares due to the effect of the 2-for-3 exchange ratio.

•	Giving effect to this decrease, the total number of shares underlying options outstanding under the Stock Option Plan would be 18,075,520 shares as of December 31, 2002, of which 6,844,775 would be exercisable (including the options held by executive officers and directors, who are not eligible to participate in the Options Exchange Program).

Vote Required and Board of Directors Recommendation

The affirmative vote of a majority of the votes represented, in person or by proxy, by the shares of Class A and Class B Common Stock at the Annual Meeting, voting as a single class, is required for approval of the Option Exchange Program.

The Board of Directors recommends that you vote FOR the approval of the Option Exchange Program. Voting on this proposal by employee-stockholders is in no way an election to participate or not participate in the Option Exchange Program. Such election can only occur after this proposal obtains stockholder approval and we commence the offer to exchange pursuant to applicable law.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information about the securities authorized for issuance under our equity compensation plans as of December 31, 2002:

Equity Compensation Plan Information

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (3)
Equity compensation plans/arrangements approved by the stockholders (1)	20,072,558	$12.14	10,001,503
Equity compensation plans/arrangements not approved by the stockholders (2)	N/A	N/A	N/A

Total	20,072,558		10,001,503

(1)	Includes our Stock Option Plan and our American Tower Corporation 2000 Employee Stock Purchase Plan (the “ESPP”). The number of outstanding options under the Stock Option Plan includes outstanding options to purchase 1,700,000 shares of Class B Common Stock. No additional options to purchase Class B Common Stock can be granted by the Company.

(2)	Excludes an aggregate of 610,944 shares issuable upon exercise of outstanding options granted under equity compensation plans which we assumed in connection with various merger and acquistion transactions. The weighted-average exercise price of the options under those assumed plans is $4.18. No additional options are to be granted under those assumed plans. Also excludes an aggregate of 366,936 shares of Class A Common Stock and 1,064,538 shares of Class B Common Stock issuable upon exercise of outstanding options pursuant to exchanged option agreements that we entered into with certain individuals in connection with our spin-off from American Radio in June 1998. The weighted-average exercise price of options under those agreements is $7.14.

(3)	Includes 4,338,654 shares reserved for issuance under the ESPP and includes 5,662,849 shares available for grant under the Stock Option Plan as of December 31, 2002. The number of authorized shares under the Stock Option Plan is currently 27,000,000 and is subject to annual increases based upon an evergreen provision. The evergreen provision provides that the number of shares authorized under the Stock Option Plan shall be increased annually by the lesser of: (a) the amount, if any, necessary so that the total shares authorized under the Stock Option Plan, including all past and future issuances, equals 12% of our outstanding Common Stock calculated based on a modified fully-diluted share basis on such date, or (b) a lesser amount as may be determined by our Board of Directors. This evergreen provision was approved by our stockholders at our Annual Meeting of Stockholders in May 2001.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has selected, and the Audit Committee and the Board of Directors recommend stockholder ratification of, the firm of Deloitte & Touche LLP as our independent auditors for the current year. Deloitte & Touche LLP has served as our independent auditors since our organization.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

If the stockholders do not ratify the selection of Deloitte & Touche LLP as our independent auditors, the Audit Committee will reconsider the selection of them.

The Audit Committee and the Board of Directors recommend that the stockholders vote FOR the ratification of the selection of Deloitte & Touche LLP to serve as our independent auditors for the current fiscal year.

ADDITIONAL INFORMATION

Other Matters

The Board of Directors does not know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented at the meeting, it is the intention of the persons named in the accompanying proxy or their substitutes acting thereunder, to vote, or otherwise act, in accordance with their best judgment on those matters.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC. Such officers, directors and ten-percent stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) reports they file. We reviewed copies of the forms received by us or written representations from certain reporting persons that they were not required to file a Form 5. Based solely on that review, we believe that, during the fiscal year ended December 31, 2002, our officers, directors and ten-percent stockholders complied with all Section 16(a) filing requirements applicable to them, except for the following: Mr. Box reported late two transactions, one occurring in August and one in October 2002, by filing a Form 4 in November 2002. Mr. Chavkin reported late that an entity affiliated with him converted shares of Class C Common Stock into Class A Common Stock and sold shares of Class A Common Stock in transactions occurring on December 11, 14, and 15, 1998. Mr. Chavkin also reported late an option grant made in December 1998. Mr. Chavkin’s omissions were reported on a Form 4 filed in February 2002.

Proposals of Stockholders

Pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, in order to be included in the proxy statement and form of proxy relating to our 2004 Annual Meeting, we must receive any proposals of stockholders intended to be presented at the meeting no later than December 23, 2003. In addition, any proposals must comply with the other requirements of Rule 14a-8.

If you wish to present a proposal before the 2004 Annual Meeting, but do not wish to have the proposal considered for inclusion in the proxy statement and proxy card, you must also give written notice to us at 116 Huntington Avenue, Boston, Massachusetts 02116, Attention: Secretary. If you fail to deliver that notice so that the Secretary receives it no later than March 7, 2004, then proxies designated by the Board of Directors will have discretionary authority to vote on any such proposal.

Householding of Annual Meeting Materials

The SEC has also adopted a “householding” rule which we intend to implement for future stockholder communications. This rule permits us to deliver a single proxy or information statement to a household, even though two or more stockholders live under the same roof or a stockholder has shares registered in multiple accounts. This rule enables us to reduce the expense of printing and mailing associated with proxy statements and reduces the amount of duplicative information you may currently receive. If this rule applies to you and you wish to continue receiving separate proxy materials without participating in the householding rule, please check the designated box on the enclosed proxy card. If we do not hear from you within 60 days, we will assume that we have your implied consent to deliver one set of proxy materials under the rule. This implied consent will continue for as long as you remain a stockholder of the Company, unless you inform us in writing otherwise (at the address below). If you revoke your consent, we will begin sending separate copies within 30 days of the receipt of your revocation.

Some banks, brokers and other nominee record holders may be participating in the practice of householding proxy statements and annual reports. We will promptly deliver a separate copy of either document to you if you write or call us at the following address or phone number: American Tower Corporation, 116 Huntington Avenue, Boston, Massachusetts 02116, Attention: Director of Investor Relations (617-375-7500). If you wish to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

Electronic Access to Proxy-Related Materials and Annual Report to Stockholders

We offer our stockholders the opportunity to view future proxy statements and our annual report to stockholders through the Internet instead of receiving paper copies by the mail. If you are a registered stockholder you can choose this option by following the instructions on your form of proxy. Your consent to view these documents electronically instead of receiving paper copies will last until you revoke such consent, which you may do at any time by contacting us at the address above. If you choose to view future statements and reports electronically, you will continue to receive a proxy card for voting purposes only and will be provided with an Internet website where you can access these materials. If you hold your shares of Class A Common Stock through an intermediary (such as a bank or broker), please refer to the information provided by the intermediary on how to choose to view our proxy statements and annual reports through the Internet.

Annual Report on Form 10-K

Portions of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, including information relating to our Executive Officers, are incorporated herein by reference. A copy of our Form 10-K as filed with the SEC, except for exhibits, will be furnished without charge to any stockholder upon written request. Please write or call our Director of Investor Relations at the following address or phone number: American Tower Corporation, 116 Huntington Avenue, Boston, Massachusetts 02116 (617-375-7500).

By Order of the Board of Directors,

Chairman of the Board and

Chief Executive Officer

Boston, Massachusetts

April     , 2003

APPENDIX I

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

(As Amended and Restated, February 26, 2003)

The Board of Directors (“Board”) of American Tower Corporation (“Company”) has established an Audit Committee (“Committee”) as a permanent standing committee with authority, responsibility and specific duties as described herein. This Charter of the Audit Committee of the Board of Directors (“Charter”) and the composition of the Committee are intended to comply with applicable law, including state and federal securities laws, the rules and regulations of the Securities and Exchange Commission (“SEC”) and the New York Stock Exchange (“NYSE”), and the Company’s Bylaws. This document replaces and supersedes in its entirety the previous Charter of the Audit Committee as adopted by the Board of Directors of the Company in March, 2001.

I.    Purpose and Scope

The purpose of the Committee is to assist the Board to fulfill its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company and to perform such other duties as may be required of it by the Board. The Committee’s duties and responsibilities include, without limitation, oversight of: (i) the accounting and financial reporting processes and systems of internal accounting and financial controls of the Company; (ii) the performance of the internal audits and integrity of the financial statements of the Company; (iii) the annual independent audit of the Company’s financial statements, the engagement of the independent auditor and the annual evaluation of the independent auditor’s function, qualifications, services, performance and independence; (iv) the performance of the Company’s internal and independent audit functions; (v) the compliance by the Company with legal and regulatory requirements related to this Charter, including the Company’s disclosure controls and procedures; and (vi) the evaluation of the Company’s risk issues.

II.    Audit Committee Charter, Membership and Organization

A.  Charter.    This Charter shall be reviewed and reassessed by the Committee at least annually. Any proposed changes shall be submitted to the Board for its approval.

B.  Members.    The Committee shall consist of no fewer than three members of the Company’s Board based on the recommendation of the Nominating and Corporate Governance Committee. The Committee shall be comprised of Directors who meet the independence, experience and expertise requirements of the SEC, NYSE and other applicable law. The Nominating and Corporate Governance Committee will assess and determine the qualifications of the Committee members.

C.  Term of Members and Selection of Chair.    The members of the Committee shall be appointed annually by the Board. The Board shall also select the Chair of the Committee. Committee members may not simultaneously serve on the audit committee of more than three public companies without the consent of the Board obtained in each case.

D.  Meetings.    In order to discharge its responsibilities, the Committee shall each year establish a schedule of meetings; additional meetings may be scheduled but the Committee must meet not less frequently than quarterly. In planning the annual schedule of meetings, the Committee shall ensure that sufficient opportunities exist for its members to meet separately with the independent auditors and/or the head of the Company’s internal audit function without management present; to meet separately with management without the independent auditors and/or head of the Company’s internal auditors present; and to meet in private with only the Committee members present. Such meetings may be held in person or telephonically and may be held at such times and places as the Committee determines. The Committee is to maintain free and open communication with the independent auditor, the internal auditors and management of the Company. In discharging this oversight role, the Committee shall endeavor to investigate any matter brought to its attention, and shall have full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, accountants or other experts. The Committee may form and delegate authority to subcommittees when appropriate.

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E.  Quorum.    A quorum at any meeting of the Committee shall consist of a majority of the members. All determinations of the Committee shall be by a majority of the members present at a meeting duly called or held, except as may be otherwise specifically provided for in this Charter. In the event that there are only two members present, and such presence constitutes a quorum, all determinations of the Committee shall be unanimous. Any decision or determination of the Committee reduced to writing and consented to (including, but not limited to, by means of electronic transmission) by all of the members of the Committee shall be fully as effective as if it had been made at a meeting duly called and held.

F.  Agenda, Minutes and Reports.    An agenda, together with materials relating to the subject matter of each meeting, shall be sent to members of the Committee prior to each meeting. Minutes for all meetings of the Committee shall be prepared to document the Committee’s discharge of its responsibilities. The minutes shall be circulated in draft form to all Committee members to ensure an accurate final record, and shall be approved at a subsequent meeting of the Committee. In addition, the Committee shall make regular reports to the Board, including therein any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance of the Company’s independent auditors, or the performance of the Company’s internal audit function. The Committee shall make such other periodic reports to the Board as seem useful to it from time to time, or as may be required of it by the Board.

G.  Performance and Evaluation.    The Committee shall evaluate its performance on an annual basis based on criteria established by the Nominating and Corporate Governance Committee.

III.    Audit Committee Compensation

The compensation of the Committee members shall be as determined by the Compensation Committee and approved by the Board. Fees may be paid in cash, stock, options, or other forms ordinarily available to members of the Board. Committee members may also receive all regular benefits accorded to members of the Board generally. Members of the Committee may receive no other compensation from the Company other than such director’s fees and benefits.

IV.    Audit Committee Authority and Responsibilities

A.  Authority Over Independent Auditor.    The Company’s independent auditor is solely accountable to the Committee, as representatives of the stockholders. The Committee (subject to any action that may be taken by the Board) shall have the ultimate authority and responsibility to select (or nominate for stockholder ratification), evaluate and, where appropriate, replace the independent auditor; to approve the compensation of the independent auditor; and to oversee the performance of the independent auditor’s duties. The Committee may obtain input from management, as necessary. The independent auditors shall report directly to the Committee.

B.  Specific Duties and Responsibilities.    The Committee also shall have the following specific duties and responsibilities:

1.	Financial Statement and Disclosure Matters

•	Review of the Company’s Annual Report on Form 10-K
•	Review of the Company’s Quarterly Reports on Form 10-Q
•	Review of other public releases of financial information, including earnings release announcements
•	Review process for CEO and CFO certifications mandated by the SEC
•	Review use of pro-forma and other non-GAAP financial information and off-balance sheet structures
•	Consult with independent auditor regarding significant reporting issues, judgments and risk exposures, and the Company’s internal controls

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•	Discuss with independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, as amended
•	Prepare the Audit Committee report required to be included as part of the Company’s annual proxy statement
•	Periodically review with management the Company’s then-current disclosure controls and procedures

2.	Oversight of the Company’s Relationship with the Independent Auditor

a.  Engagement of Independent Auditor.    The Committee shall, prior to commencement of the annual audit, review with management, the internal auditors, and the independent auditors the proposed scope of the audit plan and fees, including the areas of business to be examined, the adequacy of the personnel to be assigned to the audit and other factors that may affect the time lines of such audit, the procedures to be followed, special areas to be investigated, as well as the adequacy of the program for integration of the independent and internal audit efforts. The Committee shall give due consideration to whether the independent auditor’s performance of non-audit services is legally permissible and compatible with the auditor’s independence and review and pre-approve all audit and permitted non-audit services. The Committee shall also give final approval to any fees paid to the independent auditor including fees for any non-audit services.

b.  Review of Reports of Independent Auditor.    The Committee shall receive and review all reports prepared by the independent auditor and ensure that the independent auditor has full access to the Committee and the Board during its performance of the annual audit to report on any and all appropriate matters.

c.  Determination of Performance of Independent Auditor.    The Committee shall, on an annual basis, evaluate the qualifications, performance and independence of the independent auditor, including review of the lead partner, considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence and taking into account the opinions of management and the internal auditor. In connection with this assessment, the Committee shall obtain and review a report by the independent auditor describing all relationships between the independent auditor and the Company, including the disclosures required by the Independence Standard Boards Standard No.1. The Committee also shall review a report from the independent auditor at least annually regarding any material issues raised by the most recent quality-control review, or peer review, of the firm, or by any other inquiry or investigation regarding the firm within the preceding five years. The Committee shall present its conclusions to the Board and, if so determined by the Committee, recommend that the Board take additional action to satisfy itself of the qualifications, performance and independence of the independent auditor.

d.  Policies for Employment of Former Audit Staff.    The Committee shall set clear hiring policies for the Company’s hiring of employees or former employees of the independent auditor.

3.	Oversight of the Company’s Internal Audit Function

a.  Succession Planning.    The Committee shall review financial and accounting personnel succession planning within the Company including the appointment and replacement of the senior internal auditing executive.

b.  Review of Internal Audit Function.    The Committee shall discuss with the independent auditor the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit. The Committee also shall review the significant reports to management prepared by the internal auditing department and management’s responses.

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c.  Internal Review of Company’s Disclosure Controls.    The Committee shall receive reports from the CEO and CFO on all significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls. The Committee shall review such deficiency reports with the CEO, the CFO and the General Counsel and shall discuss the quality and adequacy of the Company’s internal controls periodically as required.

4.	Compliance Oversight Responsibilities

a.  Review Adequacy of the Company’s Code of Conduct.    The Committee shall review the Company’s Code of Conduct at least annually. The Committee shall recommend to management any necessary changes to ensure that the codes are adequate in meeting the Committee’s requirements and all applicable legal and regulatory requirements including the requirements of the NYSE.

b.  Obtain and Review Annual Compliance Reports.    The Committee shall obtain annual reports from management and the Company’s senior internal auditing executive confirming that the Company and its subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company’s Code of Conduct and any applicable policies of the Company’s Disclosure Committee. The Committee shall discuss any concerns with management.

c.  Establishment of “Whistle-Blowing” Procedures.    The Committee shall establish and review whistleblower procedures with respect to the protection of employees who act lawfully to: (i) provide information, cause information to be provided, or otherwise assist in an investigation; or (ii) file, cause to be filed, testify, participate in or otherwise assist in a proceeding filed as a result of a violation of securities laws relating to fraud against shareholders. The Committee shall establish procedures for: (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submissions by Company employees of concerns regarding questionable accounting or auditing matters.

d.  Discussion of Legal and Compliance Matters.    The Committee shall discuss with the Company’s General Counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies. The Committee shall review with the General Counsel the programs and policies of the Company with respect to compliance with applicable laws, regulations and any covenants and restrictions in any third party agreements and monitor the results of these compliance efforts.

e.  Review of Certain Transactions with Directors and Related Parties.    The Committee shall review, no less frequently than annually, a summary of the Company’s transactions with Directors and officers of the Company and with firms that employ Directors, as well as any other material related party/insider transactions.

V.    Limitation of Audit Committee’s Role

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits, prepare the Company’s financial statements, or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable law. These duties are the responsibilities of the Company’s management and the independent auditor.

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PROXY	AMERICAN TOWER CORPORATION	PROXY
CLASS A	116 HUNTINGTON AVENUE	CLASS A
BOSTON, MASSACHUSETTS 02116

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints STEVEN B. DODGE, JAMES D. TAICLET, JR., BRADLEY E. SINGER and WILLIAM H. HESS, and each of them, as Proxies of the undersigned, each with the power to appoint his substitute, and hereby authorizes a majority of them, or any one if only one be present, to represent and to vote, as designated below and on the reverse hereof, all the Class A Common Stock, $.01 par value per share, of American Tower Corporation held of record by the undersigned or with respect to which the undersigned is entitled to vote or act at the 2003 Annual Meeting of Stockholders to be held on May 22, 2003 or any adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTIONS ARE MADE, THE PROXIES WILL VOTE FOR EACH OF THE MATTERS LISTED ON THE REVERSE SIDE OF THIS CARD AND, AT THEIR DISCRETION, ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

Address Changes/Comments:

(If noting any Address Changes/Comments above, please mark the corresponding box on the reverse side.)

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD

PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on reverse side.)

AMERICAN TOWER CORPORATION 116 Huntington Avenue Boston, Massachusetts 02116	VOTE BY INTERNET 24 Hours a Day, 7 Days a Week It’s Fast and Convenient

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY MAIL Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to American Tower, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

NOTE: If you have submitted your proxy by the Internet, there is no need for you to mail back your proxy.

PROXY CLASS A

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

AMTWR1                    KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AMERICAN TOWER CORPORATION

Vote On Directors

1.	Election of six (6) members to the Board of Directors of American Tower Corporation:
	Nominees: 01) Steven B. Dodge 02) Arnold L. Chavkin 03) Raymond P. Dolan	04) Fred R. Lummis 05) Pamela D. A. Reeve 06) Mary Agnes Wilderotter	For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee’s name(s) on the line below.

Vote On Proposals		For	Against	Abstain

2.	Approval of Employee Option Exchange Program.	☐	☐	☐

3.	Ratification of the selection of Deloitte & Touche LLP as independent auditors for 2003.	☐	☐	☐

To transact such other business as may properly come before the annual meeting.

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full company name by an authorized officer or if a partnership please sign in partnership name by an authorized person.

CHANGE OF ADDRESS/COMMENTS - If you have a change of address or comments, please check the following box and note on the reverse side.		☐
ELECTRONIC ACCESS - Please indicate if you wish to view future meeting materials electronically via the Internet instead of receiving a hard copy of the materials by mail.		Yes ☐	No ☐
HOUSEHOLDING ELECTION - Please indicate if you wish to receive certain future investor communications in a single package per household.		☐	☐

Signature (PLEASE SIGN WITHIN BOX)	Date			Signature (Joint Owners)	Date

PROXY	AMERICAN TOWER CORPORATION	PROXY
CLASS B	116 HUNTINGTON AVENUE	CLASS B
BOSTON, MASSACHUSETTS 02116

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints STEVEN B. DODGE, JAMES D. TAICLET, JR., BRADLEY E. SINGER and WILLIAM H. HESS, and each of them, as Proxies of the undersigned, each with the power to appoint his substitute, and hereby authorizes a majority of them, or any one if only one be present, to represent and to vote, as designated below and on the reverse hereof, all the Class B Common Stock, $.01 par value per share, of American Tower Corporation held of record by the undersigned or with respect to which the undersigned is entitled to vote or act at the 2003 Annual Meeting of Stockholders to be held on May 22, 2003 or any adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTIONS ARE MADE, THE PROXIES WILL VOTE FOR EACH OF THE MATTERS LISTED ON THE REVERSE SIDE OF THIS CARD AND, AT THEIR DISCRETION, ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

Address Changes/Comments:

(If noting any Address Changes/Comments above, please mark the corresponding box on the reverse side.)

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD

PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on reverse side.)

AMERICAN TOWER CORPORATION 116 Huntington Avenue Boston, Massachusetts 02116	VOTE BY INTERNET 24 Hours a Day, 7 Days a Week It’s Fast and Convenient

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY MAIL Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to American Tower, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

NOTE: If you have submitted your proxy by the Internet, there is no need for you to mail back your proxy.

PROXY CLASS B

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

AMTWR3                    KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AMERICAN TOWER CORPORATION

Vote On Directors

1.	Election of four (4) members to the Board of Directors of American Tower Corporation:
	Nominees: 01) Steven B. Dodge 02) Arnold L. Chavkin	03) Raymond P. Dolan 04) Pamela D.A. Reeve	For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee’s name(s) on the line below.

Vote On Proposals		For	Against	Abstain

2.	Approval of Employee Option Exchange Program.	☐	☐	☐

3.	Ratification of the selection of Deloitte & Touche LLP as independent auditors for 2003.	☐	☐	☐

To transact such other business as may properly come before the annual meeting.

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full company name by an authorized officer or if a partnership please sign in partnership name by an authorized person.

CHANGE OF ADDRESS/COMMENTS - If you have a change of address or comments, please check the following box and note on the reverse side.		☐
ELECTRONIC ACCESS - Please indicate if you wish to view future meeting materials electronically via the Internet instead of receiving a hard copy of the materials by mail.		Yes ☐	No ☐
HOUSEHOLDING ELECTION - Please indicate if you wish to receive certain future investor communications in a single package per household.		☐	☐

Signature (PLEASE SIGN WITHIN BOX)	Date			Signature (Joint Owners)	Date